Exhibit 10.13

VALENS U.S. SPV I, LLC
c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017

As of September 18, 2007

True North Energy Corporation
ICF Energy Corporation
1400 Woodloch Forest Drive
Suite 530
The Woodlands, Texas 77380
Attention: Chief Executive Officer

Re: Post Closing Letter

Ladies and Gentlemen:

Reference is made to (a) the Securities Purchase Agreement dated as of September 18, 2007 (as the same may be amended, supplemented, restated or modified from time to time, the “Securities Purchase Agreement”) entered into by and among True North Energy Corporation, a Nevada corporation (“TNEC”), ICF Energy Corporation, a Texas corporation (“ICF” and together with TNEC, the “Companies” and each a “Company”), and Valens U.S. SPV I, LLC, a Delaware limited liability company, as agent (the “Agent”) for itself and various other purchasers from time to time parties to the Purchase Agreement (the “Purchasers”) and (b) all documents, instruments and agreements executed in connection therewith (together with the Securities Purchase Agreement, collectively, the “Documents”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

In order to facilitate the closing of the transactions contemplated by the Securities Purchase Agreement within the Company’s time constraints, the Agent on behalf of the Purchasers has agreed that certain closing requirements may be waived, in whole or in part, as conditions to the initial disbursement under the Securities Purchase Agreement. In consideration thereof, the Company has agreed to satisfy the following conditions within the time periods and under the conditions set forth on the attached schedule (“Schedule A”), all in a manner (and when applicable, evidenced by agreements, instruments and documents) reasonably satisfactory in form and substance to the Agent.

The Company acknowledges and agrees that its failure to satisfy the requirements set forth on Schedule A within the applicable time limit set forth thereon with respect thereto shall, in each event, constitute an “Event of Default” under the Documents.

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Except as expressly provided herein, nothing contained herein shall act as a waiver or excuse of performance of any obligations contained in the Documents. No waiver, modification or amendment of any provision of this agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours, VALENS U.S. SPV I, LLC, as Agent

By:	Valens Capital Management, LLC, its investment manager
By: /s/ Eugene Grin Name: Eugene Grin Title: Authorized Signatory

The foregoing is hereby accepted and agreed to
as of the date set forth above:

TRUE NORTH ENERGY CORPORATION

By:  /s/ John I. Folnovic

Name: John I. Folnovic
Title: President and CEO

ICF ENERGY CORPORATION

By:  /s/ John I. Folnovic

Name: John I. Folnovic
Title: President and CEO

Schedule A

The Agent’s receipt of each of the following in form and substance reasonably satisfactory to the Agent and its counsel:

1.  No later than 3 days of Closing, evidence of the recording of the Deeds of Trust, Assignments of Overriding Royalty Interests and release of the lien against certain leases affecting the Texas Property granted to Soloco Texas, L.P.

2.  No later than 10 days of Closing, evidence of filing of Authorization to Operate and Transfer of Wells with Railroad Commission on Form P4 and Form P5 promulgated thereby.

3.  No later than 30 days of Closing, final, duly executed Office Sharing Agreement with respect to leased properties located at 1400 Woodloch Forest Drive, The Woodlands, Texas 77380 between TNEC and ICF and acknowledged by Woodlands Office Equities - ’95 Ltd., landlord, and David Trifon d/b/a Koinonia Financial, tenant.

4.  No later than 30 days of Closing, copies of Letters in Lieu of Transfer Orders from ICF to the purchasers directing them to make all payments directly to the Lockboxes (as defined in the Master Security Agreement) at the Lockbox Bank (as defined in the Master Security Agreement).

5.  No later than 45 days of Closing, copies of Division Orders reflecting Valen US’s overriding royalty interests in the Texas Property.

6.  No later than 45 days of Closing, Copies of Division Orders Reflecting Valens Offshore’s overriding royalty interests in the Texas Property.

7.  No later than 60 days of Closing, evidence of acceptance by Railroad Commission of the filing of Authorization to Operate and Transfer Wells by Railroad Commission on Form P4 and Form P5 promulgated thereby.

8.  No later than 60 days of Closing, evidence that Deed of Trust has been filed in the lease file of the Bureau of Land Management (“BLM”) for each of the leases from Constance Knight, Over the Hill Land Services and DEP Mineral Services to TNEC.

9.  No later than 60 days of Closing, evidence of the recording of the assignment with the Department of Natural Recourses (“DNR”) in Alaska of Lease No. 390722 and Lease No. 390723.

10.  No later than 90 days of Closing, evidence of approval of BLM of the assignments of the leases from Constance Knight, Over the Hill Land Services and DEP Mineral Services to TNEC.

11.  No later than 30 days prior to the commencement of drilling on any leased properties in Colorado, a Title Opinion reflecting the interest of TNEC in the drillsite leases of the Colorado Property.

12.  As soon as available after Closing, evidence of the recording of the assignment with the DNR of Lease No. 389932, Leases No. 390087 and Leases No. 390383; provided, however, the Companies are only obligated to use their best efforts to obtain such assignments.

13.  As soon as available after Closing, final, duly executed landlord waivers with respect to leased properties of the Companies located at (a) 1400 Woodloch Forest Drive, The Woodlands, Texas 77380 and (b) 1800 Jackson, Golden, Colorado 80401; provided, however, the Companies are only obligated to use their best efforts to obtain such landlord waivers.